Schedules and exhibits omitted - IDS Life Insurance Company agrees to furnish a copy of any schedule or exhibit to the Commission upon request.



                      GROSS ADMINISTRATIVE CHARGE AGREEMENT

                                 by and between

                     AMERICAN EXPRESS FINANCIAL CORPORATION

                                       and

                           IDS LIFE INSURANCE COMPANY


         THIS GROSS ADMINISTRATIVE CHARGE AGREEMENT (the "Agreement") is made and entered into as of November 1, 2003 by and between American Express Financial Corporation ("AEFC"), a Delaware corporation and IDS Life Insurance Company ("IDS Life"), a Minnesota corporation. IDS Life is a wholly owned subsidiary of AEFC.

         WHEREAS, AEFC provides investment management services to IDS Life Variable Annuity Fund A, IDS Life Variable Annuity Fund B and each series underlying AXP Variable Portfolio - Income Series, Inc., AXP Variable Portfolio
- Investment Series, Inc., AXP Variable Portfolio - Managed Series, Inc., AXP Variable Portfolio - Money Market Series, Inc., AXP Variable Portfolio -
Partners Series Inc. and IDS Life Series Fund, Inc., (each, a "Fund" and collectively, the "Funds"); and

         WHEREAS, the Funds are made available primarily as investment options underlying variable annuity and variable life insurance contracts offered by IDS Life and its subsidiaries; and

         WHEREAS, AEFC desires that IDS Life provide certain services in connection with the management of the Funds; and

         WHEREAS, IDS Life has agreed to provide such services, other than investment management services, required in connection with the management of the Funds.

         NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:


                     Article I. Duties of AEFC and IDS Life

Section 1.01      Duties of AEFC


AEFC will be responsible for investment management services for the Funds including, but not limited to:

(a)      Furnishing the Funds with suggested investment planning;

(b) Determining, consistent with each Fund's investment objectives and policies, which securities in AEFC's discretion will be purchased, held or sold and executing or causing the execution of purchase or sell orders with respect to those securities; and

(c) Preparing and making available to the Funds all necessary research and statistical data.

Section 1.02      Duties of IDS Life


IDS Life will be responsible for all services, other than investment management services, of whatever nature required in connection with the management of the Funds including, but not limited to:

(a)  Performing transfer agent functions such as:

     (1)  Processing sales, redemptions and transfers of Fund shares;

     (2) Preparing and transmitting to the Fund required reports with respect to contract owner transactions;

     (3) Establishing and maintaining contract owner accounts and confirming contract owner transactions;


     (4) Responding to contract owner inquiries with respect to the Funds and providing other servicing functions on behalf of the Funds to contract owners and sales representatives;

     (5) Maintaining records in compliance with applicable laws, rules and regulations;

     (6) Preparing and presenting the necessary reports and causing to be recorded the investment of income, dividends and distributions in additional shares of the Funds;

     (7) Providing such other reports and performing such other duties as may be requested by the Fund;

(b)  Providing contract owner communications;

(c)  Providing technology and systems services;

(d) Providing required printed materials, supplies, office space and equipment; and

(e) Providing general Fund management services including development, pricing and marketing.

Section 1.03      Ownership and Confidentiality of Records.

(a) The parties agree that all records prepared or maintained by them relating to the services to be performed by them under the terms of this Agreement are the property of the Funds and may be inspected by the Funds or any person retained by the Funds at reasonable times. The Funds and the parties agree to protect the confidentiality of those records.

(b)  Regulation S-P.

     (1) In accordance with Regulation S-P of the Securities and Exchange Commission, "Nonpublic Personal Information" includes (i) all personally identifiable financial information; (ii) any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information; and (iii) any information derived therefrom.

     (2) The parties must not use or disclose Nonpublic Personal Information for any purpose other than to carry out the purpose for which Nonpublic Personal Information was provided to them as set forth in this Agreement, and agree to cause the parties, and their employees, agents, representatives, or any other party to whom they may provide access to or disclose Nonpublic Personal Information to limit the use and disclosure of Nonpublic Personal Information to that purpose.

     (3) The parties agree to implement appropriate measures designed to ensure the security and confidentiality of Nonpublic Personal Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Nonpublic Personal Information that could result in substantial harm or inconvenience to any contract owner; the parties further agree to cause all their agents, representatives, subcontractors, or any other party to whom they may provide access to, or disclose, Nonpublic Personal Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

     (4) With respect only to the provisions of this Section 1.03(b), the parties agree to indemnify and hold harmless the Funds, and any officer or director of the Funds, against losses, claims, damages, expenses, or liabilities to which the Funds, or any officer or director of the Funds, may become subject as the result of (i) a material breach of the provisions of this section of the Agreement or
          (ii) any acts or omissions of the parties, or of any of their officers, directors, employees, or agents, that are not substantially in accordance with this Agreement, including, but not limited to, any violation of any federal statute or regulation. Notwithstanding the foregoing, no party will be entitled to indemnification pursuant to this Section 1.03(b)(4) if such loss, claim, damage, expense, or liability is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

Section 1.04 With respect to all duties and responsibilities of the parties hereunder, each party may provide any or all such services directly, or it may contract with one of its affiliates for the provision of such services, but in such event, each party will remain responsible for the delivery of all services in accordance with the terms of this Agreement.


Section 1.05 Each party will be responsible for maintaining all required records, memoranda, instructions or authorizations relating to the services it performs under this Agreement. Each party will provide copies of or access to such records, memoranda, instructions or authorizations to the other party as requested.


Section 1.06 Each party will furnish the other party, or its designated affiliate, any information reasonably requested with respect to its services performed or to be performed under this Agreement.


Section 1.07 Each party agrees to be responsible for the maintenance of an adequate organization of competent persons to provide the services and perform the functions mentioned herein.


                     Article II. Compensation for Services.

Section 2.01 In consideration of the services provided by IDS Life, AEFC agrees to pay IDS Life a fee as set forth in Schedule A.

Section 2.02 Fees are payable as soon as possible after the close of the month, and in any event, will be paid not later than the last business day of the month following the month for which services were provided.


                           Article III. Miscellaneous

Section 3.01 It is understood and agreed that in furnishing the Funds with the services as herein provided, neither IDS Life, or any officer, director or agent thereof will be liable to the Funds or their creditors, AEFC, or any officer, director or agent thereof for errors of judgment or for anything except willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that IDS Life may rely upon information furnished to it reasonably believed to be accurate and reliable.

Section 3.02 It is understood and agreed that in furnishing the Funds with the services as herein provided, neither AEFC, or any officer, director or agent thereof will be liable to the Funds or their creditors, IDS Life, or any officer, director or agent thereof for errors of judgment or for anything except willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that AEFC may rely upon information furnished to it reasonably believed to be accurate and reliable.


Section 3.03 IDS Life recognizes that AEFC now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Funds and that AEFC manages its own investments and/or those of its subsidiaries. AEFC will be free to render such investment advice and other services and IDS Life hereby consents thereto.

Section 3.04 AEFC recognizes that IDS Life now renders and may continue to render services, other than investment management services, to other persons. IDS Life will be free to render such services and AEFC hereby consents thereto.


Section 3.05 This Agreement will extend to and will be binding on the parties hereto, and their respective successors and assigns; provided, however, that this Agreement will not be assignable without the written consent of the other party.

Section 3.06 This Agreement will be governed by the laws of the State of Minnesota.



                     Article IV. Termination and Amendment

Section 4.01 This Agreement may be amended or modified by a written agreement executed by both parties.

Section 4.02 This Agreement will remain in effect from year to year until terminated. Either party will have the right to terminate this Agreement upon 60 days' written notice to the other party.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement.

AMERICAN EXPRESS
FINANCIAL CORPORATION                           IDS LIFE INSURANCE COMPANY

By: /s/ David K. Stewart                        By: /s/ Gumer Alvero
    --------------------                           ----------------
Name:   David K. Stewart                        Name:   Gumer Alvero
Title:  V.P. AEFC Controller                    Title:  Executive V.P. Annuities

ATTEST:                                         ATTEST:

By: /s/ Eric Marhoun                           By:  /s/ Mary Ellyn Minenko
    ----------------                                ----------------------
Name:   Eric Marhoun                           Name:    Mary Ellyn Minenko
Title:  Group Counsel                          Title:   Assistant Secretary